UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2017
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 1, 2017, Facebook, Inc. (the “Company”) held its annual meeting of stockholders at the Pullman San Francisco Bay, located at 223 Twin Dolphin Drive, Redwood City, California 94065 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2017 (the “Proxy Statement”). At the beginning of the Annual Meeting, there were 2,002,538,707 shares of Class A common stock and 414,030,636 shares of Class B common stock present at the Annual Meeting in person or by proxy, which represented 79.78% of the combined voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting (voting together as a single class), and which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 7, 2017 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the Record Date.
The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.
To elect eight directors, all of whom are currently serving on the Company’s board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	A stockholder proposal regarding change in stockholder voting.

4.	A stockholder proposal regarding a lobbying report.

5.	A stockholder proposal regarding false news.

6.	A stockholder proposal regarding a gender pay equity report.

7.	A stockholder proposal regarding an independent chair.

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Marc L. Andreessen	5,777,317,303	402,858,438	451,598,692
Erskine B. Bowles	6,097,000,317	83,175,424	451,598,692
Susan D. Desmond-Hellmann	6,111,879,882	68,295,859	451,598,692
Reed Hastings	6,003,055,994	177,119,747	451,598,692
Jan Koum	5,584,885,218	595,290,523	451,598,692
Sheryl K. Sandberg	5,584,545,305	595,630,436	451,598,692
Peter A. Thiel	6,061,647,701	118,528,040	451,598,692
Mark Zuckerberg	5,633,493,865	546,681,876	451,598,692
Each of the eight nominees for director was elected to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
6,564,525,197	62,087,129	5,162,107
There were no broker non-votes on this proposal.
The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	Stockholder Proposal Regarding Change in Stockholder Voting

For	Against	Abstentions	Broker Non-Votes
1,244,263,522	4,926,585,541	9,326,678	451,598,692
The stockholders did not approve the stockholder proposal regarding change in stockholder voting.

4.	Stockholder Proposal Regarding a Lobbying Report

For	Against	Abstentions	Broker Non-Votes
580,946,518	5,584,612,262	14,616,961	451,598,692
The stockholders did not approve the stockholder proposal regarding a lobbying report.

5.	Stockholder Proposal Regarding False News

For	Against	Abstentions	Broker Non-Votes
49,474,942	6,075,259,177	55,441,622	451,598,692
The stockholders did not approve the stockholder proposal regarding false news.

6.	Stockholder Proposal Regarding a Gender Pay Equity Report

For	Against	Abstentions	Broker Non-Votes
455,551,757	5,688,675,569	35,948,415	451,598,692
The stockholders did not approve the stockholder proposal regarding a gender pay equity report.

7.	Stockholder Proposal Regarding an Independent Chair

For	Against	Abstentions	Broker Non-Votes
765,467,192	5,408,360,219	6,348,330	451,598,692
The stockholders did not approve the stockholder proposal regarding an independent chair.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: June 6, 2017	By:	/s/ David Kling

Name: David Kling
Title: Vice President, Deputy General Counsel and Secretary